UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2008, PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”) entered into an asset purchase agreement (the “Agreement”) with California Financial Partners, Inc., a California corporation (“CFP”) whereby the Company agreed to sell to CFP, and CFP agreed to purchase and acquire from the Company, certain assets of the Company’s wholly-owned subsidiary, Glencrest Investment Advisors, Inc., a registered investment advisor that provides wealth management and advisory services to high net worth individuals and businesses. The transaction will be subject to Sections 105, 363 and 365 of Chapter 11 of Title 11 of the United States Code. Pursuant to the terms of the agreement, the aggregate consideration to be paid by CFP to the Company shall be 35% of the gross sales commissions earned from the purchased assets each month, for a period of 48 months from the closing date of the transaction.

Item 1.03 Bankruptcy or Receivership.

PFF Bancorp, together with its direct and indirect subsidiaries, intends to file a voluntary petition in the United States Bankruptcy Court for the District of Delaware by December 5, 2008, seeking relief under Chapter 11 of Title 11 of the United States Code. The Chapter 11 bankruptcy filing is a result of the appointment, by the Office of Thrift Supervision, of the Federal Deposit Insurance Corporation as receiver of PFF Bank & Trust (the “Bank”) on November 21, 2008 and the subsequent acquisition of all of the assets and most of the liabilities of the Bank by U.S. Bank, National Association from the FDIC as receiver.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Chapter 11 bankruptcy filing described above will result in an event of default under the terms of the letter agreement, as amended, relating to the Company’s secured term loan with a commercial bank and the entire principal and, upon this event of default, any accrued but unpaid principal thereunder will be declared immediately due and payable.

The bankruptcy filing will also result in an event of default under the terms of the indentures governing the floating rate trust preferred securities issued by PFF Bancorp’s unconsolidated special purpose trusts, PFF Bancorp Capital Trust I, PFF Bancorp Capital Trust II, and PFF Bancorp Capital Trust III. Upon the occurrence of this event of default, the entire principal and any premium and any accrued but unpaid principal will be declared immediately due and payable without further action by either the trustee or the holders of the trust preferred securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on or around December 2, 2008, each of the officers of the Company, except for Kevin McCarthy, the Company’s President and Chief Executive Officer, resigned their respective positions with the Company and each of the officers of the Company’s subsidiaries resigned their positions with each of the respective subsidiaries.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Asset Purchase Agreement between PFF Bancorp, Inc. and California Financial Partners, Inc., dated December 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2008	PFF BANCORP, INC.

/s/ Kevin McCarthy
Kevin McCarthy President and Chief Executive Officer